UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 28, 2006

AMPAL-AMERICAN ISRAEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	0-538	13-0435685

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

111 Arlozorov Street, Tel Aviv, Israel	62098

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 1-866-447-8636

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Definitive Material Agreement.

The information required to be disclosed hereunder with respect to the registration rights agreements is set forth in Item 8.01 below and is incorporated herein by reference.

Item 8.01	Other Events.

On December 31, 2006, Ampal-American Israel Corporation (the “Company”) announced that it completed on December 28, 2006 its previously announced sale of 8,142,705 shares of Class A Stock of the Company for an aggregate purchase price of $ 37,863,577 (based on a price per share of $4.65) and warrants to purchase up to 4,071,352 shares of the Class A Stock with an exercise price of $4.65 per share all in accordance with securities purchase agreements with certain institutional investors in Israel. The warrants will expire on August 27, 2007, and will not be exercisable until the issuance of the shares underlying the warrants has been approved by the Company’s shareholders. The Company filed with the SEC a preliminary proxy statement to solicit proxies in connection with a shareholders’ meeting to be held on January 30, 2007 to approve the issuance of the shares underlying the warrants.

In connection with the closings under the securities purchase agreements, on December 28, 2006 the Company entered into a registration rights agreement with the purchasers under the securities purchase agreements, pursuant to which, among other things, the Company will be obligated to file a registration statement prior to the earlier of (i) the 60th calendar day following the date that shareholder approval is obtained to the extent required and (ii) July 28, 2007. In the event the Company fails to satisfy such obligations, and under certain other circumstances as set forth in the registration rights agreement, the Company will be required to pay liquidated damages equal to 0.5% of the aggregate investment amount paid by the investors for the shares and warrants, with an aggregate cap of 10% on such liquidated damage payments.

The offering was made solely to certain non-U.S. institutional investors in accordance with Regulation S under the U.S. Securities Act of 1933, as amended. The shares and warrants may not be offered or sold in the United States or to United States persons without registration unless an exemption from such registration is available. This notice does not constitute an offer to sell the shares or warrants, nor a solicitation for an offer to purchase the shares. Further, this notice shall not constitute any offer, solicitation or sale of any of the shares or warrants in any jurisdiction in which such offering sold would be unlawful.

A copy of the Company’s press release announcing the closing of the private placement transaction is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Securities Purchase Agreement, dated as of November 28, 2006, between the Company and the investors.

10.2	Form of Warrant Agreement, dated as of December 28, 2006, between the Company and the investors.

10.3	Form of Registration Rights Agreement, dated as of December 28, 2006, between the Company and the investors.

99.1	Press release of Ampal-American Israel Corporation regarding the closing of the private placement transaction, dated December 31, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2007

AMPAL-AMERICAN ISRAEL CORPORATION By: /s/ Yoram Firon —————————————— Yoram Firon Vice President - Investments and Corporate Affairs

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EXHIBIT INDEX

10.1	Form of Securities Purchase Agreement, dated as of November 28, 2006, between the Company and the investors.

10.2	Form of Warrant Agreement, dated as of December 28, 2006, between the Company and the investors.

10.3	Form of Registration Rights Agreement, dated as of December 28, 2006, between the Company and the investors.

99.1	Press release of Ampal-American Israel Corporation regarding the closing of the private placement transaction, dated December 31, 2006.

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